UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): January 2, 2008

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                   1-13648           13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         (d) On January 2, 2008, Perry W. Premdas accepted his appointment to the Board of Directors of the Company. A copy of the press release announcing the addition of Mr. Premdas to the Company's Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         (a) Amendment to Bylaws:

         Effective upon the acceptance by Perry W. Premdas of his appointment to the Company's Board of Directors on January 2, 2008, Article III, Section 2 of Balchem's By-laws was amended to increase the number of directors to seven (7) and to further provide for the reduction of such number to six (6) immediately before the election of directors of the Company's 2008 annual meeting of stockholders, at which time the retirement of Hoyt Ammidon, Jr. as a director, will become effective, in accordance with the Company's policy regarding mandatory retirement of directors. A copy of Balchem's By-laws, as amended effective January 2, 2008 is filed with this report as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

(b)      Pro forma financial information.

(c)      Exhibits

Exhibit Number             Description
--------------             -----------

3.2                        By-Laws of Balchem Corporation

99.1                       Press Release of Balchem Corporation dated January 2,
                           2008.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BALCHEM CORPORATION


                                               By:/s/ Dino A. Rossi
                                               -------------------------------
                                               Dino A. Rossi, President,
                                               Chief Executive Officer

Dated: January 3, 2008


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                                  Exhibit Index


Exhibit Number             Description
--------------             -----------

3.2                        By-Laws of Balchem Corporation

99.1                       Press Release of Balchem Corporation dated January 2,
                           2008.